Consent of Independent Auditors





We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 8, 2001 with respect to the financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 23, 2001 with respect to the financial statements of IDS Life of New York Variable Annuity Account (comprised of subaccounts BC7, BC8, BD7, BD8, CR7, CR8, CM7, CM8, DE7, DE8, EM7, EM8, EI7, EI8, FI7, FI8, GB7, GB8, GR7, GR8, IE7, IE8, MF7, MF8, ND7, ND8, IV7, IV8, SC7, SC8, SA7, SA8, 7CA, 8CA, 7CD, 8CD, 7IF, 8IF, 7VA, 8VA, 7SR, 8SR, 7EG, 8EG, 7GI, 8GI, 7MP, 8MP, 7OS, 8OS, 7RE, 8RE, 7SI, 8SI, 7IS, 8IS, 7SE, 8SE, 7UE, 8UE, 7MC, 8MC, 7AG, 8AG, 7GT, 8GT, 7IG, 8IG, 7IP, 7MG, 8MG, 7MD, 8MD, 7IN, 8IN, 7VS, 8VS, 7MI, 8MI, 7SV, 8SV, 7IT, 8IT, 7SP and 8SP), included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-91691) and related Prospectus for the registration of the American Express Retirement Advisor Variable Annuity Contracts to be offered by IDS Life Insurance Company of New York.






/s/  Ernst & Young LLP
Minneapolis, Minnesota
April 23, 2001